EXHIBIT 99

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of First BanCorp, that, to his or her knowledge, the Annual Report for the FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands (the “Plan”) on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13 (a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K and a signed original of this statement has been provided to First BanCorp and will be retained by First BanCorp and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 26, 2003	By: /s/ Angel Alvarez Pérez Name: Angel Alvarez Pérez Title: President, Chief Executive Officer and Chairman of the Board

Date: June 26, 2003	By: /s/ Annie Astor-Carbonell Name: Annie Astor-Carbonell Title: Senior Executive Vice President and Chief Financial Officer